                        Common Stock Purchase Agreement

     COMMON STOCK PURCHASE AGREEMENT ("Agreement") by and among fonix corporation, a Delaware corporation (the "Company"), Thomson Kernaghan & Co., as agent for the investors listed in Schedule 2 (collectively "Purchaser"), dated as of March 9, 1998.

                                   Recitals

     A. Purchaser desires to purchase, and the Company desires to sell 4,444,444 shares of the Company's restricted common stock on the terms and conditions as are set forth below.

     B. The parties intend that the issuance of the securities as anticipated by this Agreement shall be accomplished without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and without registration or qualification under the securities laws of any state or other jurisdiction in reliance on exemptions from the registration requirements of the Securities Act, including without limitation Regulation D under the Securities Act and Section 4(2) of the Securities Act, provided, however that nothing in this Agreement shall act or be construed as a limitation on Purchaser's right to sell any of the securities to be acquired pursuant to this Agreement pursuant to the Registration Statement contemplated by the Registration Rights Agreement, or other provisions of the Registration Rights Agreement or in accordance with applicable laws.

     THEREFORE, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge by their signatures below, the parties agree as follows:

                                   Agreement

     1. Purchase of Common Stock. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell, and Purchaser agrees to acquire, Four Million Four Hundred Forty-four Thousand Four Hundred Forty-four (4,444,444) fully paid and non-assessable shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"). The purchase price (the "Purchase Price") payable by Purchaser for the Shares shall be Four and 50/100 Dollars ($4.50) U.S. per share.

     2. Closing.

     2.1 Initial Closing. Upon execution of this Agreement (the "Initial Closing") and on the date set forth above (the "Initial Closing Date") Purchaser shall pay Ten Million Dollars ($10,000,000) of the Purchase Price by wire transfer to the Company's account of presently available funds according to the following instructions:

     First Security Bank of Utah
     79 South Main Street, Salt Lake City, Utah 84111
     ABA No. 124000012
     Account No. 1820000865 (fonix corporation)

In return for such payment at the Initial Closing, the Company shall deliver at the Closing certificates representing Two Million Two Hundred Twenty-two Thousand, Two Hundred twenty-two (2,222,222) of the Shares (the "First Tranche Shares") to the Purchaser, which First Tranche Shares shall be delivered to each Purchaser and in each amount as shall be set forth in
Schedule 2. At the Initial Closing the parties shall execute and deliver the Registration Rights Agreement in the form attached to this Agreement as Exhibit "A", and incorporated herein by reference.

     2.2 Second Closing. (1) On that date which shall be the next business day following that date which shall be the sixtieth (60th) day following the "Effectiveness Date," as that term is defined in the Registration Rights Agreement (the "First Tranche Reset Date"), Purchaser shall pay to the Company Ten Million Dollars ($10,000,000) in return for which the Company shall deliver Two Million Two Hundred Twenty-two Thousand, Two Hundred twenty-two (2,222,222) of the Shares (the "Second Tranche Shares") to the Purchaser plus such additional shares of Common Stock as shall be determined in accordance with
Section 2.3(a) (which events shall constitute the "Second Closing"), provided that Purchaser's obligation to perform at the Second Closing is subject to the satisfaction or waiver by Purchaser at or before the Second Closing, of the following conditions:

     (a) The Registration Statement required to be filed under the Registration Rights Agreement shall continue to be in effect;

     (b) The representations and warranties of the Company contained in Section 4 hereof shall be true and correct in all material respects (and the Company's issuance of the Second Tranche Shares shall at the Second Closing constitute the Company's making each such representation and warranty as of such date);

     (c) The Market Price of the Common Stock (as defined below) for the five
(5) trading days immediately preceding the Second Closing Date shall exceed $4.50 per share;

     (d) The Dollar volume for trading for the Common Stock as reported by the Nasdaq Stock Market or any securities exchange or quotation service on which the Common Stock is then listed or quoted for each of the ten (10) trading days preceding the Second Closing Date shall have equaled or exceeded $400,000; and

     (e) There shall have been no change in the business or financial condition of the Company that individually, or in the aggregate, constitutes a Material Adverse Effect, as that term is defined in Section 4.5 from the Closing Date through and including the Second Closing Date (and the Company's issuance of the Second Tranche Shares shall constitute the Company's making such representation and warranty as of such date).

     (f) The Term "Market price of the Common Stock" means, the closing bid price of the Common stock as reported, at the option of the Purchaser, by Bloomberg, LP or the National Association of Securities Dealers.

     (2) If the Second Closing does not occur on the First Tranche Reset Date because one or more of the foregoing conditions is not satisfied as of that date, Purchaser shall have an additional sixty (60) calendar day period after such First Tranche Reset Date during which it may, at its option, purchase the Second Tranche Shares subject to the satisfaction by the Company of the conditions set forth in Section 2.2(1) or the waiver of such conditions by Purchaser. Regardless of whether the Second Closing occurs on the First Tranche Reset Date or is postponed as set forth in this Section 2.2(2), the actual date of the Second Closing shall be referred to herein as the "Second Closing Date."

       2.3 Reset. (1) First Tranche Reset. On the First Tranche Reset Date, the Company shall deliver additional shares of Common Stock for no additional consideration (the "Reset Shares") to the extent and as follows:

     (a) If the average Closing Bid Price of the Common Stock for the sixty calendar day period between the Effectiveness Date and the First Tranche Reset Date (the "60-day Average") is less than $5.40 per share, the Company shall issue Reset Shares in such number as shall be determined by dividing (i) the product of (A) the amount by which the 60-day Average is less than $5.40 and (B) 2,222,222 by (ii) the 60-day Average.

     (2) Second Tranche Reset. On that date which shall be the next following business day after the sixtieth (60th) day after the Second Closing (the "Second Tranche Reset Date"), the Company shall issue additional Reset Shares as provided in Section 2.3(1)(a), provided that the period for determining the 60-day Average shall be the sixty (60) day period commencing on the Second Closing Date.

     (3) Issuance of Reset Shares. The Reset Shares, if any, issued by the Company Pursuant to Section 2.3, shall be issued to each Purchaser pro rata according to the percentage of the Purchase Price paid by each Purchaser. The Shares and the Reset Shares shall be collectively referred to herein as the "Securities."

     (4) Reset Share Adjustment. If, at any time prior to or on the Sixtieth
(60th) day following the Second Tranche Reset Date, the Company shall sell, or enter into an agreement to sell, Common Stock or securities convertible into Common Stock at a discount of sixteen and two thirds percent (16.66%) or greater from the Closing Bid Price of such Common Stock at time of such sale or conversion, or the date of any such agreement (the "Discount Percentage"), whichever is less, the Company shall issue additional Reset Shares to each Purchaser, and such number shall be calculated as follows:

     Securities actually issued x Adjusted Yield
     ------------------------------------------
           .20

     Where "Adjusted Yield" is equal to:

       Discount Percentage
       -------------------
     1-Discount Percentage

       (5) Short Sales. Purchaser covenants that it will engage in no short sales of Common Stock during any period during which a 60-day Average is being calculated.

       2.4 Regulation S. The Company covenants that, in the event that, as of the Second Closing Date, the Registration Statement shall not have been declared effective, the Company will solely with respect to non-U.S. persons cause the Second Tranche Shares and any Reset Shares issuable in respect of the First Tranche Shares to be issued pursuant to Regulation S under the Securities Act, provided that the Company, in consultation with its securities counsel, has determined that Regulation S would be available for the transactions contemplated by this Section 2.4, and further provided that each Purchaser to receive shares of Common Stock issued pursuant to Regulation S shall provide to the Company such additional documentation or certification as the Company may reasonably request to assure its compliance with the terms and conditions of Regulation S.

       2.5 Size of Offering. Purchaser and the Company agree that, in addition to Purchaser's investment as contemplated by this Agreement, the Company may offer and sell additional Securities to other investors as part of the same offering, provided that the any additional investment shall be on the same material terms and conditions as are herein set forth, and do not exceed, in the aggregate $10,000,000, and further provided that no more than $5,000,000 of such additional investment shall be paid, and Securities issued therefor at the First Closing.

       3. Representations and Warranties of Purchaser. To induce the Company's acceptance of this Agreement, each of Purchaser hereby severally certifies, represents and warrants to the Company and its agents and attorneys as follows, which representations and warranties are solely for the benefit of the Company and may be waived in whole or in part at any time prior to Closing by the
Company:

       3.1 Intent. Purchaser will be acquiring the Securities for its own account, and Purchaser has no present arrangement (whether or not legally binding) to sell any of such securities to or through any person or entity; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with U.S. federal and state securities laws applicable to such disposition and any restrictions imposed on such transfer by this Agreement or the instruments and documents executed in connection with this Agreement. Purchaser understands that the Securities must be held indefinitely unless such securities are subsequently registered under the Securities Act or an exemption from registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

       3.2 Sophisticated Investor. Purchaser is a "sophisticated investor" (as described in Rule 506(b)(2)(ii) of Regulation D) and an "accredited investor" (as defined in Rule 501(a) of Regulation D), and Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company's securities.

       3.3 Ability of Purchaser to Bear Risk of Investment. Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and the Purchaser is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

       3.4 Authority. This Agreement has been duly authorized and validly executed and delivered by each Purchaser and (assuming due authorization and valid execution by the Company) is a legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. The person or persons executing this Agreement and all exhibits to this Agreement and documents or instruments executed in connection with this Agreement have all requisite authority to do so on behalf of Purchaser.

       3.5 Brokers, Finders. Each Purchaser has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.5 that may be due in connection with the transactions contemplated hereby. Purchaser shall indemnify and hold harmless the Company, its respective employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. See Section 4.14.

      3.6 Organization; Authority. Each Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out its obligations thereunder. The acquisition of the Securities and the payment of the purchase price therefor by such Purchaser have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, shall constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

       3.7 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith (collectively, the "Transaction Documents"), and the consummation of the transactions contemplated by this Agreement and such other documents and instruments, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Purchaser, or the provision of any indenture, instrument or agreement to which such Purchaser is a party or is subject, or by which such Purchaser or any of its assets is bound, or conflict with or constitute a material default thereunder, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which such Purchaser is subject or to which any of its assets, operations or management may be subject.

       3.8 Disclosure; Access to Information. Each Purchaser has received copies of or has had access to all documents, records, books and other information pertaining to such Purchaser's investment in the Company and the Securities that have been requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the Company and its management. Such Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such Purchaser has reviewed or received copies of any such reports that have been requested by it. Such Purchaser further acknowledges that it has been provided with copies of the Company's certificate of incorporation, as amended (the "Certificate"), and the Company's by-laws (the "By-Laws").

       3.9 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising with respect to the Securities.

       3.10 Accuracy of Other Materials. To the extent Purchaser has received from the Company documents or other materials which constitute summaries, projections, forecasts or estimates, Purchaser acknowledges the following with respect to such documents or other materials. Such documents or other materials are intended to illustrate projected financial and other results based upon a set of assumptions (in some cases based on information obtained by the Company from outside sources) the Company views as reasonable and obtainable. All such summaries, projections, forecasts or estimates pertaining to revenue growth, profitability and other similar financial or market data are forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. No representations or warranties of future performance by or market trends for the Company are intended, and such are expressly disclaimed.

       3.11 Accuracy of Representations and Information. All representations made by Purchaser in this Agreement and all documents and instruments related to this Agreement, and all information provided by Purchaser to the Company concerning Purchaser are correct and complete in all material respects as of the date hereof.

       4. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows, which representations and warranties are solely for the benefit of Purchaser and may be waived in whole or in part by Purchaser at any time prior to Closing:

       4.1 Company Status. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of its Common Stock, and such Common Stock is currently listed on the Nasdaq SmallCap Market.

       4.2 Current Public Information. The Company has furnished or made available to Purchaser true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the Securities and Exchange Commission (the "SEC") by or with respect to the Company since December 31, 1996 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the "SEC Documents"). The SEC Documents are the only filings made by or with respect to the Company since December 31, 1996 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since January 1, 1996 and prior to the date of this Agreement. The Company meets the "Registrant Requirement" for eligibility to use Form S-3 under the Securities Act in order to register the Company's Common Stock for resales.

       4.3 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

       4.4 Regulation D Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained herein, the offering, issuance or sale of the Securities as contemplated hereunder are exempt from the registration requirements of the Securities Act.

       4.5 Nonpublic Information. The Company confirms that it has not provided to Purchaser or any of its representatives, agents or counsel any information that constitutes or might constitute material nonpublic information.

       4.6 Valid Issuance of Common Stock. The Company has an authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this Agreement, the Company has issued and outstanding 45,149,952 shares of Common Stock. 12,880,000 shares of Common Stock are subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of the Company. 13,800,000 shares of Common Stock are reserved for issuance under the Company's existing stock option plans. 166,667 shares of the Company's

Series A Preferred Stock have been issued and 166,667 shares are outstanding, which shares of Series A Preferred Stock are convertible into 166,667 shares of Common Stock. 125,000 shares of the Company's Series B Convertible Preferred Stock have been issued and no shares are outstanding. 187,500 shares of the Company's Series C Convertible Preferred Stock have been issued and no shares are outstanding. All of the shares of Common Stock and preferred stock of the Company issued to date have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above or as disclosed in
Schedule 4.4, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of it subsidiaries is or may become bound to redeem or issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed in Schedule 4.4, there are no securities or instruments containing any anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. Upon issuance of the Securities, such securities will be duly and validly issued, fully paid and non-assessable.

       4.7 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries, except for those listed on Schedule 4.5 attached to this Agreement (the "Subsidiaries"). The Subsidiaries are duly incorporated and existing in good standing under the laws of the jurisdiction of their incorporation. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the entity or entities with respect to which such term is used and which is material and adverse to such entity or to other entities controlling or controlled by such entity, and/or any condition or situation which would prohibit or otherwise interfere with the ability of the entity or entities with respect to which said term is used to enter into and perform its obligations under the Transaction Documents.

       4.8 Authorization: Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform under the Transaction Documents and to issue the Securities in accordance with the terms of the Transaction Documents, (ii) the execution, issuance and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, and
(iv) the Transaction Documents (assuming due authorization and valid and legal execution Purchaser) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

       4.9 Corporate Documents. The Company has furnished or made available to Purchaser true and correct copies of the Certificate and the Bylaws.

       4.10 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Securities, do not and will not (i) result in a violation of the Company's Certificate or Bylaws, or (ii) conflict with, or result in a breach of or forfeiture of any rights (or result in an event which with notice or lapse of time or both would become a breach of or forfeiture of any rights) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) result in a violation of any federal or state law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms of this Agreement (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing, and any registration statement which may be filed in furtherance of this Agreement); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Purchaser herein. Neither the Company nor any of the Subsidiaries is in violation of any material term of or in material default under its Certificate, Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree of order or any statute, rule or regulation applicable to the Company or is subsidiaries, which has not been duly waived as of the date of this Agreement.

       4.11 SEC Documents. The Company has not provided to Purchaser any information which according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to the Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained, nor will any similar document filed with the SEC prior to the Closing Date contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to the Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

       4.12 No Undisclosed Liabilities. Except to the extent described in
Schedule 4.10, the Company and the Subsidiaries have no liabilities or obligations of a financial nature (whether accrued, absolute, contingent or otherwise), which are material, individually or in the aggregate, and are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or the Subsidiaries' respective businesses consistent with past practice since December 31, 1996, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

       4.13 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents or otherwise disclosed in writing to the Purchaser, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, to the best knowledge of the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect or which might materially adversely affect the transactions contemplated by this Agreement.

       4.14 Other Documents or Materials. With respect to any document or other materials received by Purchaser from the Company or its representatives other than the Transaction Documents and the SEC Documents, (i) the Company has no reason to believe any of such documents and materials or any projections contained therein, as of the date of such other documents or materials, contained errors or misstatements or do not adequately describe the status of the development of the Company's technologies or its business as of such date, and (ii) such documents, materials and projections were prepared by the Company and its management in good faith.

       4.15 Nature of Company. The Company is not an open ended investment company or a unit investment trust, registered or required to be registered, or a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

       4.16 Brokers, Finders. Two entities have acted as brokers and/or finders in connection with the transactions contemplated by this Agreement. Payment of fees to such brokers and/or finders shall be the sole responsibility of the Company. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.14 that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Purchaser, their respective employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. See Section 3.5.

      4.17 Absence of Certain Changes. Since December 31, 1996, no Material Adverse Effect has been suffered by, and no material adverse development has occurred in the business, properties, operations, financial condition, results of operations or prospects of, the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of the Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

       4.18 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the best knowledge of the Company, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patent, patent rights, invention, copyright, license, service name, service mark, service mark registration, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

       4.19 Internal Accounting Controls. The Company is aware of no respect in which its system of internal accounting controls is not sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with managements's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       4.20 Tax Status. The Company and the Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

       4.21 Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, none of the officers, directors, or employees of the Company (or any spouse or relative of any such person) is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

       4.22 Dilution. The number of shares of Common Stock issuable as Reset Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the sixty day reset periods incident to the First and Second Tranche Reset Dates. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Reset Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

       4.23 Nasdaq Listing. The Company's Common Stock is presently quoted on the Nasdaq SmallCap Stock Market under the symbol "FONX". The Company is not in receipt of any written or oral notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such stock exchange, market or trading facility or that the Common Stock will be delisted from such stock exchange, market or trading facility.

       5. Use and Disposition of Proceeds. The Company intends to use the gross proceeds from the Shares for working capital, for acquisition activities, to fund its ongoing research and development activities, and for the payment of general and administrative expenses. Purchaser acknowledges and agrees that the Company shall have immediate access to the funds paid by Purchaser pursuant to this Agreement according to the discretion of management of the Company.

       6. Company Reliance on Purchaser's Representations. Purchaser understands that the Company is relying on the truth and accuracy of the representations and warranties made herein by Purchaser in offering the Securities for sale and in relying upon applicable exemptions available under the Act and applicable state securities laws.

       7. Restricted Shares. Purchaser understands and acknowledges that the Securities have not been, and will not as of the time issued, registered under the Securities Act and that they will be issued in reliance upon exemptions from the registration requirements of the Securities Act, and thus cannot be resold unless they are included in an effective registration statement filed under the Securities Act or unless an exemption from registration is available for such resale. With regard to the restrictions on resales of the Securities, Purchaser is aware (a) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such securities; and (b) that a restrictive legend will be placed on certificates representing the Securities, which legend will read substantially as follows:

          THESE SECURITIES ARE NOT REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND REGULATIONS PROMULGATED UNDER THE ACT, INCLUDING EXEMPTIONS UNDER SECTIONS 3(b) AND 4(2) OF THE ACT AND THE PROVISIONS OF REGULATION D UNDER SUCH ACT, AND SIMILAR EXEMPTIONS UNDER SATE LAW. ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED UNLESS SUCH SECURITIES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF SECURITIES COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTION IS AVAILABLE.

The legend set forth above shall be removed, and the Company shall issue a certificate without such legend to the holder of any such Securities upon which such legend is stamped promptly and, in the case of clauses (i) or
(ii) below, no later than the Delivery Date, as such term is defined below, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act and Purchaser notifies the Company of a sale of all or a portion of such Securities after such registration is declared effective, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Notwithstanding the removal of the legend set forth above in the event the Securities are registered for resale on an effective registration statement, the Company reserves the right to affix a legend on certificates representing such Securities that any selling shareholder must comply with the prospectus delivery requirements of the Securities Act in connection with any resale. The Company shall bear the cost of the removal of any legend as anticipated by this Section 7.

       8. Other Covenants of the Parties.

       8.1 Furnishing of Information. As long as Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of their Securities without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by Purchaser) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

       8.2 Listing of Securities. The Company shall (a) not later than the Effective Date, prepare and file with the Nasdaq SmallCap Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering the Securities, (b) take all steps necessary to cause such Securities to be approved for listing on the Nasdaq SmallCap Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market.

       8.3 First Right. The Company shall not, directly or indirectly, without the prior written consent of Purchaser, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than eighty percent (80%) of the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Financing") for a period of ninety (90) days after the Second Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible preferred stock or payment of dividends thereon, in each case disclosed in Section 4.4 or Schedule 4.4, (iii) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner,
(iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of a Person (which, for purposes of this clause (iv), shall not include an individual or group of individuals) and (v) shares issued in a bona fide public offering by the Company of its securities, unless (A) the Company delivers to Purchaser a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) Purchaser shall not have notified the Company by 5:00 p.m. (Salt Lake City time) on the tenth (10th) trading day after its receipt of the Subsequent Financing Notice of its willingness to cause all or any of the Purchaser to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Purchaser shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the

Subsequent Financing Notice; provided, that the Company shall provide Purchaser with a second Subsequent Financing Notice, and Purchaser shall again have the right of first refusal set forth above in this subsection 8.4, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) trading days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

       8.4 Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable as may be required to issue the Reset Shares.

       8.5 Stockholder Meeting. The Company shall, not later than August 1, 1998, hold a regular or special meeting of stockholders. At such meeting of stockholders, the board of directors of the Company shall recommend that the stockholders approve the transactions contemplated hereby, which might result in the issuance of more than 20% of the Company's outstanding Common Stock in accordance with NASDAQ Rule 4310(c)(25)(H)(i)(d)(2). Thomas A. Murdock, as trustee of a voting trust (the "Voting Trust") pursuant to that certain Voting Trust Agreement dated the 10th day of December, 1993 and as amended to date, by and among the Company, Stephen M. Studdert, Thomas A. Murdock, Roger D. Dudley, Beesmark Investments, L.C., a Utah limited liability company, and Studdert Companies Corporation, a Utah corporation, and Thomas A. Murdock, as Trustee, warrants and represents by his signature below:

       (1) That the Voting Trust owns of record in excess of 56% of the Common Stock of the Company issued and outstanding as of the date of this Agreement; and

       (2) That he will affirmatively vote such shares of Common Stock in favor of such resolution.

       8.6 Redemption by the Company. At any time prior to the ninetieth (90th) day following the Second Closing Date, the Company may redeem all or any of the Securities then outstanding and which have not been sold or contracted to be sold by Purchaser by payment to the holder of the Securities to be redeemed of $5.40 per share.

       9. Transfer Agent Instructions.

       9.1 Irrevocable Instructions. The Company will irrevocably instruct its transfer agent to issue securities from time to time in such amounts as shall be specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 7 of this Agreement prior to registration of the Securities under the Securities Act, registered in the name of the Purchaser or its nominee and in such denominations to be specified by the Purchaser in connection with each Closing. The Company warrants that no instruction other than such instructions referred to in this Section 9 and stop transfer instructions to give effect to Section 7 hereof prior to registration and sale of the Securities under the Securities Act will be given by the Company to the transfer agent and that the securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section 9 shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

       9.2 Regulation S. To the extent any of the Securities are issued pursuant to Regulation S under the Securities Act, and subject to the completeness and accuracy of the Purchaser's representations and warranties herein or in any document the Purchaser may hereafter provide to the Company to facilitate the Company's compliance with Regulation S, and following the expiration of any applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of Purchaser (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Purchaser) and in such denominations to be specified at either Closing representing the number of shares of Securities issuable upon at such Closings, as applicable. Nothing in this Section 9, however, shall affect in any way any Purchaser's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

      9.3 Transmission of Certificates. The Company will transmit the certificates representing the unlegended Securities to be issued to the Purchaser (i) as Reset Shares pursuant to any of the provisions of Section
2.3 hereof, (ii) as contemplated by Section 7 hereof, and/or (iii) pursuant to Section 9.2 hereof via express courier, by electronic transfer or otherwise by the Delivery Date. The term "Delivery Date" means (w) the Second Closing Date, with respect to Reset Shares contemplated by Section 2.3(1) hereof, (x) the Second Tranche Reset Date, with respect to Reset Shares contemplated by Section 2.3(2) hereof, (y) the third (3rd) business day after receipt by the Company of the certificate(s) representing the legended Common Stock, as contemplated by Section 7 or by Section 9.2 hereof.

      9.4 Delay. The Company understands that a delay in the issuance of the Securities beyond the Delivery Date could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of unlegended securities in accordance with the following schedule (where "No. Days Late" is defined as the number of days beyond five (5) business days from Delivery Date):

                                    Late Payment For Each
        No. Days Late              $10,000 of Common Stock
        -------------              -----------------------
              1                             $100
              2                             $200
              3                             $300
              4                             $400
              5                             $500
              6                             $600
              7                             $700
              8                             $800
              9                             $900
             10                             $1,000
greater than 10                             $1,000 +$200 for each
                                               Business Day Late beyond
                                               10 days

The Company shall pay any payments incurred under this Section 9.4 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to issue and deliver the unlegended securities to the Purchaser.

      9.5 Cover. If, by the relevant Delivery Date, the Company fails for any reason to deliver the unlegended Shares to be issued pursuant to Section 9.2 and after such Delivery Date, the holder of the securities

(a "Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

      9.6 Electronic Transfer. In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Purchaser and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Purchaser thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Purchaser by crediting the account of Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

      10.  General Provisions.

      10.1 Assignment. Neither this Agreement nor any rights of Purchaser hereunder may be assigned by either party to any other person without the prior written consent of the Company, provided that Purchaser may assign this Agreement or its rights hereunder to another of Purchaser or its affiliates or the affiliates of another Purchaser without first obtaining the written consent of the Company.

      10.2 Attorneys' Fees. In the event any dispute arises under this Agreement or the documents or instruments executed and delivered in connection with this Agreement, and the parties hereto resort to litigation to resolve such dispute, the prevailing party in any such litigation, in addition to all other remedies at law or in equity, shall be entitled to an award of costs and fees from the other party, which costs and fees shall include, without limitation, reasonable attorneys' fees and legal costs.

      10.3 Choice of Law; Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware and the federal law of the United States without reference to principles of conflicts of law. The parties agree that, in the event of any dispute arising out this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in Delaware, and that each party hereto waives any objection to such venue based on forum non conveniens.

      10.4 Costs and Expenses. The parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement.

      10.5 Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

      10.6 Entire Agreement: Amendment. This Agreement, together with the exhibits to this Agreement and the other instruments and documents delivered in connection with this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      10.7 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

      10.8 Notices. All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, as follows:

     If to the Company:

     fonix  corporation
     1225 Eagle Gate Tower
     60 East South Temple
     Salt Lake City, Utah 84111
     Attn: Jeffrey N. Clayton, Esq.
     Facsimile: (801) 328-8778

     With a copy to:

     DURHAM, EVANS, JONES & PINEGAR, P.C.
     Key Bank Tower, Suite 850
     50 South Main Street
     Salt Lake City, Utah  84144
     Attn: Jeffrey M. Jones, Esq.
     Facsimile: (801) 538-2425

     If to Purchaser:

           To Purchaser at the addresses set forth in Schedule 2.

All notices and communications shall be effective as follows: When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

      10.9 Publicity. Purchaser shall not issue any press release or otherwise make any public statement about the transactions contemplated by this Agreement without the Company's prior written consent. The Company agrees that it shall give Purchaser written notice of any press release or other public statement with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of such Purchaser, except to the extent required by law. Purchaser acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Purchaser further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

      10.10 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

      10.11 Survival. All warranties, representations, indemnities and agreements made in this Agreement by a party hereto shall survive the date of this Agreement, the Closing Dates, and the issuance by the Company of the Securities. Each of the parties agrees to indemnify, defend and hold harmless the other party from, against and in respect of all damages resulting from the breach by such party or the inaccuracy of any representation or warranty contained in this Agreement or the breach or non-fulfillment of any covenant or agreement on the part of such party under this Agreement, whether or not such breach, inaccuracy, or non-fulfillment was or should have been known by the other party.


                     [SIGNATURE PAGE FOLLOWS IMMEDIATELY]


     IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed, as of the date first above written.


                                PURCHASER:

                                THOMSON KERNAGHAN & CO., AGENT



                                By: /s/ M. Valentine
                                   ---------------------------------------
                                   Its: Agent


                                THE COMPANY:

                                fonix corporation




                                By: /s/ Thomas A. Murdock
                                    --------------------------------------
                                    Thomas A. Murdock, President


                                Thomas A. Murdock, Trustee of Voting Trust

                                  Solely as to Section 8.5


                                  /s/ Thomas A. Murdock
                                ------------------------------------------
                                THOMAS A. MURDOCK

                                 SCHEDULE 2

                     PURCHASERS AND NUMBER OF SHARES PURCHASED

     Thomson Kernaghan & Co., corporation, shall receive all Securities to be issued under the Agreement, as the agent for the investors listed below:

     DOMINION CAPITAL FUND, LTD                        $4,250,000
     SOVEREIGN PARTNERS, LP                            $3,000,000
     EXCALIBUR LIMITED PARTNERSHIP                       $700,000
     CANADIAN ADVANTAGE LIMITED PARTNERSHIP              $750,000
     ENDEAVOUR CAPITAL FUND, S.A.                      $1,300,000

     All notices to be provided to the investors under the Agreement shall be sent to:

     Thomson Kernaghan & Co.
     365 Bay Street
     Toronto, Canada
     Fax (416) 860-3610
     Attention: Mark Valentine

     With copies to:

     Krieger & Prager
     319 5th Avenue
     New York, New York  10016
     Fax: (212) 213-2077
     Attn.  Samuel M. Krieger, Esq.

                                 SCHEDULE 4.4

                                CAPITALIZATION

1. Schedule 6(a) to the Registration Rights Agreement is incorporated herein by reference and made part hereof as if it were set out below in its entirety.

2. AcuVoice, Inc. Merger. The Company has entered into a definitive agreement whereby AcuVoice, Inc., a California corporation, will be merged with and into a wholly-owned subsidiary of the Company, fonix Acquisition Corporation. The Company anticipates issuing between 2,500,000 and 3,000,000 shares of its restricted Common Stock to the shareholders of AcuVoice when the merger closes.

3. In addition to Purchaser, the Company has agreed to offer and sell shares of Common Stock to investors that shall hereafter be identified by Encore Capital Management, L.L.C., which offers and sales will be on terms substantially identical to the terms as set forth in this Agreement and will close according to the same closing schedule set forth in this Agreement, provided that such additional sales shall not exceed, in the aggregate, $10,000,000, only $5,000,000 of which amount may be paid at the First Closing.

First Refusal, Preemptive Rights or Similar Provisions

     None.

                                 SCHEDULE 4.5

                                 SUBSIDIARIES


1. fonix systems corporation, a Utah corporation, wholly owned by the Company.

2. fonix Acquisition Corporation, a Utah corporation, wholly owned by the Company

                                 SCHEDULE 4.10

                       UNDISCLOSED FINANCIAL LIABILITIES


None.

EXHIBIT A

                        REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement") is made and entered into as of March 9, 1998, by and among fonix corporation, a Delaware corporation (the "Company"), and Thomson Kernaghan & Co., as agent for the investors listed in Schedule 2 to the Purchase Agreement (each a "Purchaser" and collectively the "Purchasers").

          This Agreement is made pursuant to the Common Stock Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

          The Company and the Purchasers hereby agree as follows:

     1.     Definitions

          Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Advice" shall have meaning set forth in Section 3(o).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of Delaware generally are authorized or required by law or other government actions to close.

          "Initial Closing Date" shall have the meaning set forth in the Purchase Agreement.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Company's Common Stock, par value $.0001 per share.

          "Effectiveness Date" means the first to occur of (i) the 90th day following the Initial Closing Date or (ii) the fifth (5th) trading day following receipt by the Company of notice, orally or in writing, that the Commission either will not review the Registration Statement or will allow the Registration Statement to become effective.

          "Effectiveness Period" shall have the meaning set forth in Section
2(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Filing Date" means the 30th day following the Initial Closing Date.

          "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

          "Indemnified Party" shall have the meaning set forth in Section 5(c).

          "Indemnifying Party" shall have the meaning set forth in Section 5(c).

          "Losses" shall have the meaning set forth in Section 5(a).

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Registrable Securities" means the Securities; provided, however that in order to account for the fact that the number of shares of Reset Shares that are or will be issuable at the Second Closing will be determined in part upon the market price of the Common Stock between the Initial Closing Date and the Effective Date, Registrable Securities contemplated by this definition shall be deemed to include not less than the number of shares of Common Stock issuable at the Second Closing assuming that the 60-day Average is $3.25. The Registration Statement shall cover at least such number of shares of Common Stock as equals the sum of the number of Shares plus the amount of Reset Shares assuming the 60-day Average set forth in the immediately preceding sentence. To the extent that an additional Registration Statement is required at any time to include the full amount of the Securities as then are issued and outstanding, the Company covenants to file such additional Registration Statement within (10) business days after notice from Purchasers that such additional Registration Statement is required.

          "Registration Statement" means the registration statement contemplated by Section 2(a), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Special Counsel" means the law firm acting as counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

          "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

     2.     Shelf Registration

          (a) On or prior to the Filing Date the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement shall state that in accordance with Rules 416 and 457 under the Securities Act, it also covers such indeterminate shares of Common Stock as may be issuable as Reset Shares. The Registration Statement shall be on Form S-3 promulgated under the Securities Act (or, if the Company is not permitted to register the resale of the Registrable Securities on Form S-3, the Registration Statement shall be on such other appropriate form). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period"). In the event that (i) the Registration Statement shall not have become effective by the Effectiveness Date or (ii) the Registration Statement shall have become effective by the Effectiveness date, but shall thereafter cease to be effective for two 20-day trading day periods during any 12-month period during the Effectiveness Period, then the Company shall pay to the Purchasers, pro rata, and as liquidated damages and not as a penalty, cash payment in the amount of 2% of the Purchase Price paid by Purchasers to date, in the case of clause (i) above, for each month after the Effectiveness Date or, in the case of clause
(ii) above, for each additional 20-day period during which the Registration Statement shall not be effective. The Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell all of the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

          (b) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to the Registration Statement may be effected in the form of an Underwritten Offering. In such event, the investment banker that will administer the offering will be selected by the Holders of a majority of the Registrable Securities to be included in such offering. In connection with any Underwritten Offering, if the managing underwriters advise the Company and the participating Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

     3.     Registration Procedures

          In connection with the Company's registration obligations hereunder, the Company shall:

          (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement in accordance with Section 2(a), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders, their Special Counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto if the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object on a timely basis.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to all Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;
(iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one
(1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the Commission notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or representatives of the Company receive on its behalf) any oral or written comments from the Commission in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Holders); and
(D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Holders with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(c) not later than one (1) Business Day in advance of the filing of such responses with the Commission so that the Holders shall have the opportunity to comment thereon.

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) If requested by any managing underwriter or the Holders of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law or be materially detrimental to the business prospects of the Company.

          (f) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (g) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request at least three Business Days prior to any sale of Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq SmallCap Market and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

          (l) In the case of an Underwritten Offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each selling Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) immediately prior to the effectiveness of the Registration Statement or at the time of delivery of any Registrable Securities sold pursuant thereto (at the option of the underwriters), obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each Person and in such form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 7 (or such other provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such Underwritten Offering; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause 3(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (m) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

          (n) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall cover said 12-month period, or end shorter periods as is consistent with the requirements of Rule 158.

          (o) The Company may require each selling Holder to furnish to the Company such information regarding the distribution of such Registrable

Securities as is required by law to be disclosed in the Registration Statement and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the inclusion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the ownership by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such ownership does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder agrees by its acquisition of such Registrable Securities that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

          4.     Registration Expenses

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall, except as and to the extent specified in Section 4(b), be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq Stock Market, Inc. and Nasdaq SmallCap Market and each other securities exchange or market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)),
(ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vii) actual fees and expenses of Special Counsel to the Holders in an amount not to exceed, in the aggregate for any Registration Statement, three thousand five hundred dollars ($3,500). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

          (b) If the Holders require an Underwritten Offering pursuant to the terms hereof, the Company shall be responsible for all costs, fees and expenses in connection therewith, except for the fees and disbursements of the Underwriters (including any underwriting commissions and discounts) and their legal counsel and accountants, which shall be borne by the Holders and the Underwriters. By way of illustration which is not intended to diminish from the provisions of Section 4(a), the Holders shall not be responsible for, and the Company shall be required to pay the fees or disbursements incurred by the Company (including by its legal counsel and accountants) in connection with, the preparation and filing of a Registration Statement and related Prospectus for such offering, the maintenance of such Registration Statement in accordance with the terms hereof, the listing of the Registrable Securities in accordance with the requirements hereof, and printing expenses incurred to comply with the requirements hereof.

     5.     Indemnification

          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of independent outside counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The

Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Purchasers shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchasers from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

          6.     Other Company Registration Obligations; Piggy-Back
Registration.

          (a) No Inconsistent Agreements. Except as and to the extent specifically set forth in Schedule 6(a) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in
Schedule 6(a) attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

          (b) No Piggyback on Registrations. Except as and to the extent specifically set forth in Schedule 6(a) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement providing any such right to any of its securityholders.

          (c) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each holder of Registrable Securities written notice of such determination and, if within twenty (20) days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such holder requests to be registered. No right to registration of Registrable Securities under this Section shall be construed to limit any registration otherwise required hereunder.

     7.     Miscellaneous

          (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least 80% of the then outstanding Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Salt Lake City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 5:00 p.m. (Salt Lake City time) on any date and earlier than 11:59 p.m. (Salt Lake City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:          fonix corporation
                         60 East South Temple Street
                         Suite 1225
                         Salt Lake City, Utah  84111
                         Facsimile No.:  (801) 328-8778
                         Attn:  Jeffrey N. Clayton, Esq.

     With copies to:     Durham, Evans, Jones & Pinegar, P.C.
                         Suite 850 Key Bank Tower
                         50 South Main Street
                         Salt Lake City, Utah  84144
                         Facsimile No.: (801) 538-2425
                         Attn: Jeffrey M. Jones, Esq.

     If to Purchasers:






If to any other Person who is then the registered Holder:

                    To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The Purchasers may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

          (e) Assignment of Registration Rights. The rights of any Purchaser hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by such Purchaser to any assignee or transferee of all or a portion of the Preferred Shares held by such Purchaser, the Warrant held by such Purchaser or Registrable Securities without the consent of the Company if: (i) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to such registration rights are being transferred or assigned, (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Purchase
Agreement. The rights to assignment shall apply to the Purchasers (and to subsequent) successors and assigns.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

          (h) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (k) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Purchasers or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                         PURCHASER:



                         By:______________________________________
                              Its:__________________________________


                         THE COMPANY:

                         fonix corporation




                         By:____________________________________
                              Thomas A. Murdock, President

                                 Schedule 6(a)
                           Other Registration Rights

1. Siemens Aktiengesellschaft. On November 17, 1997, the Company entered into a strategic collaborative agreement (the "Master Agreement") with Siemens Semiconductor Group of Siemens Aktiengesellschaft ("Siemens") pursuant to which the Company and Siemens will jointly pursue the development and commercialization of products incorporating the Company's technologies into Siemens integrated circuits ("ICs") for use in telecommunications products. The Master Agreement anticipates multiple product-specific collaborative efforts between the Company and Siemens for a variety of telecommunications applications as described in multiple to-be-negotiated sub-agreements ("Statements of Work").

On February 11, 1998, the Company and Siemens executed the first Statement of Work pursuant to the Master Agreement. In connection with the execution of the Statement of Work, and as anticipated by the Master Agreement, on February 13, 1998, Siemens paid to the Company a total of 5,000,000 deutsche marks ("DM"). Of that amount, 600,000 DM was paid as the purchase price for warrants ("Warrants") to purchase up to 1,000,000 shares of fonix restricted common stock on or before the following dates and at the following exercise prices:

     No. of Shares     Exercise Price     Expiration Date

     200,000            U.S. $10.00       December 31, 1998
     200,000            U.S. $15.00       March 31, 1999
     200,000            U.S. $20.00       June 30, 1999
     200,000            U.S. $25.00       September 30, 1999
     200,000            U.S. $30.00       December 31, 1999

Further, 2,000,000 DM was paid to acquire shares of the Company's restricted Common Stock at any time prior to March 12, 1998. If Siemens elects not to acquire all or a part of the Shares on or prior to March 12, 1998, the 2,000,000 DM (or any lesser portion thereof not used to purchase the Common Stock) shall be accounted for as an additional advance royalty payment. The purchase price of the Common Stock, if Siemens elects to purchase, shall be the closing price of Common Stock as quoted by the Nasdaq SmallCap Market on the day preceding the day on which Siemens notifies the Company of its election to purchase the Common Stock.

The Common Stock, if any, issued to Siemens as a result either of Siemens purchase of Common Stock or its exercise of the Warrants will be restricted stock. The Company has agreed to register such shares of Common Stock within 30 days of the earlier of (i) the exercise by Siemens of Warrants to purchase the first 200,000 shares of stock underlying the Warrants, or (ii) April 23, 1998. Siemens also has "piggyback" registration rights with respect to the Shares and the common stock underlying the Warrants.

2. Synergetics, Inc.. Synergetics, Inc., is a Utah corporation that entered into a Product Development and Assignment Agreement (the "Development Agreement") with Phonic Technologies, Inc., a Utah corporation and the Company's predecessor in interest ("PTI") on October 16, 1993. Under the Development Agreement, Synergetics agreed to perform research and development activities in connection with the development and commercialization of the Company's voice recognition technologies and to irrevocably transfer and assign to PTI any and all right, title and interest in and to the technology, in return for which PTI agreed to fund the research and development activities of Synergetics on an as-needed basis and to pay to Synergetics a royalty of 10% of net sales of any products incorporating the technology or from any revenues from licensing the technology (the "Royalty").

Effective June 16, 1994, PTI was merged with and into the Company.  The
Company succeeded to the rights of PTI under the Development Agreement. In connection with its research and development activities performed under the Development Agreement, Synergetics engaged software development engineers, linguists, computer scientists and other professional and administrative personnel (collectively "Developers") to work on the technology. Some of the Developers were paid cash consideration for their services; others were issued (by Synergetics), either in addition to or in lieu of cash compensation, certifi cates representing fractional interests in the Royalty payments to be received by Synergetics from the Company (each such right a "Project Share"). The Project Shares issued to the Developers each represent one sixtieth (1/60th) of one percent (1%) of the total Royalty payments payable by the Company under the Development Agreements, provided, that the amounts payable to Project
Share holders is limited to a maximum of $30,000 for each Project Share held, upon payment of which maximum amount the Project Shares terminate and have no further force or effect.

On March 13, 1997, the Company and Synergetics signed a Memorandum of Understanding (the "MOU") which manifested their agreement in principle that the Royalty should be canceled in exchange for the offering and issuance by the Company of warrants to purchase up to 4,800,000 shares of the Company's Common Stock. The MOU specified that the warrants would have an exercise price of $10.00 per share, but would not be exercisable until the market price of the Common Stock reaches $37.50 per share for a specified period of time. In recognition of the issuance by Synergetics of the Project Shares, the MOU further anticipated that the Company would issue a pro rata portion of the warrants in exchange for cancellation of the Royalty to any Developers who desired to tender their Project Shares for such warrants.

The definitive agreements anticipated by the MOU have not been finally negotiated or executed. Nevertheless, the Company anticipates that in order to accomplish any offering of warrants in exchange for Project Shares, it will have to file a registration statement covering both the warrants and the underlying Common Stock.

3. In addition to the foregoing, the Company presently has 2 effective S-3 registration statements covering resales of Common Stock underlying convertible preferred stock and warrants issued in connection with the preferred stock. The Company does not presently anticipate filing additional registration statements with respect to those preferred stock transactions.

4. In addition to Purchaser, the Company has agreed to offer and sell shares of Common Stock to investors that shall hereafter be identified by Encore Capital Management, L.L.C., which offers and sales will be on terms substantially identical to the terms as set forth in this Agreement and will close according to the same closing schedule set forth in this Agreement, provided that such additional sales shall not exceed, in the aggregate, $10,000,000, only $5,000,000 of which amount may be paid at the First Closing.